Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973
Synovus Reports Results for Third Quarter 2009
Columbus, Ga., October 22, 2009 —Synovus Financial Corp. (NYSE: SNV) announced today its results of operations for the third quarter of 2009.
Business Highlights
•	The net loss for the third quarter of 2009 was $423.7 million, or $1.27 per common share.

•	The third quarter results include a non-cash charge of approximately $149 million to record an increase in the valuation allowance for deferred tax assets. The deferred tax asset valuation allowance now totals $331 million.

•	Total credit costs for the third quarter were $606.3 million, including provision expense of $496.5 million and foreclosed real estate costs of $101.4 million.
—	Credit costs were largely driven by valuation charges on new non-performing loans and existing non-performing assets, as well as charges for estimated losses on future asset dispositions.

—	Allowance and cumulative write-downs on all remaining NPAs are approximately 46% of unpaid principal balance.
•	Problem asset disposition strategy remains on track with $339 million in sales for the third quarter.

•	The allowance for loan losses increased 16 basis points to 3.49% of total loans.

•	Total past due loans remained relatively low at 1.35% of total loans.

•	Pre-tax, pre-credit costs income was $147.7 million.

•	The net interest margin was 3.22%, down 1 basis point from the second quarter of 2009. Excluding the negative impact of non-performing assets, the net interest margin was 3.64%, up 2 basis points from the prior quarter.

•	Core deposits continued their positive trend with 3.4% year over year growth. Linked quarter core deposits were relatively flat, while we successfully improved the mix by replacing higher priced time deposits with lower cost funding.

•	Salaries and other personnel expenses were $105.8 million for the quarter, down $3.5 million from the second quarter of 2009.

•	On September 22, 2009, the company completed a $600 million underwritten public offering of 150 million shares of the company’s common stock at a public offering price of $4 per share.

•	As of September 30, 2009, the tangible common equity to tangible assets ratio was 6.28%, Tier 1 Capital Ratio was 10.54%, and Total Risk-Based Capital Ratio was 13.90%.
Post Office Box 120 / Columbus, GA 31902
www.synovus.com

“During the quarter, we continued our aggressive approach of charging down and disposing of non-performing assets,” said Richard Anthony, Chairman and CEO. “Additionally, our results for the quarter include pre-tax, pre-credit costs income of $148 million, which we believe demonstrates our core earnings potential in a more favorable credit environment. The capital plan we announced in September, including our $600 million capital raise, adds another layer of strength to our financial foundation. We are focused on emerging stronger from this economic cycle and it is our commitment to repay the U.S. Treasury’s TARP investment and restore dividends on our common stock as soon as possible.”
Synovus will host an earnings highlights conference call at 4:30 pm EDT, on October 22, 2009. The earnings call will be accompanied by a slide presentation. Shareholders and other interested persons may access the slide presentation and listen to this conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.
Synovus is a financial services holding company with approximately $35 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 30 banks, 328 offices, and 463 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure unparalleled customer experiences. See Synovus on the Web at www.synovus.com.
Forward-Looking Statements
This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our statements regarding our belief in our demonstrated core earnings potential in a more favorable credit environment; the capital plan and the strength of our financial foundation; our commitment to repay U.S. Treasury’ TARP investment and restore dividends on our common stock; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward- looking statements in this press release and our filings with the Securities and Exchange Commission. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include: (1) further deterioration in credit quality, particularly in residential construction and development loans, may continue to result in increased non-performing assets and credit losses, which will adversely impact our earnings and capital; (2) declining values of residential real estate may result in further write-downs of assets, which may increase our credit losses and negatively affect our financial results; (3) continuing weakness in the residential real estate environment may negatively impact our ability to liquidate non-performing assets; (4) the impact on our borrowing costs, capital cost and our liquidity due to adverse changes in our current credit ratings; (5) our ability to manage fluctuations in the value of our assets and liabilities to maintain sufficient capital and liquidity to support our operations; (6) restrictions or limitations on access to funds from subsidiaries, thereby restricting our ability to make payments on our obligations or dividend payments; (7) continuing deterioration in general economic conditions and conditions in the financial markets; (8) inadequacy of our allowance for loan losses, or the risk that the allowance may prove to be inadequate or may be negatively affected by credit risk exposures; (9) changes in the interest rate environment which may increase funding costs and reduce earning assets yields, thus reducing margins; (10) risks associated with the concentration of our non-performing assets in certain geographic regions and with affiliated borrowing groups; (11) the risk of additional future losses if the proceeds we receive upon the liquidation of non-performing assets are less than the fair value of such assets; (12) risks associated
Post Office Box 120 / Columbus, GA 31902
www.synovus.com

with the execution of our capital plan; (13) the impact of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act, The Financial stability Plan and other recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof, including restrictions, increased capital requirements, limitations and/or penalties arising from banking, securities and insurance laws regulations and examinations; (14) the impact on Synovus’ financial results, reputation and business if Synovus is unable to comply with all applicable federal and state regulations and applicable memoranda of understanding, other supervisory actions and any necessary capital initiatives; (15) risks associated with litigation; (16) the volatility of our stock price; and (17) the other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
Use of Non-GAAP Financial Measures
The measures entitled pre-tax, pre-credit costs income; net interest margin excluding the negative impact of non-performing assets; core deposits; and the tangible common equity to tangible assets ratio are not measures recognized under U.S. generally accepted accounting principles (GAAP), and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are income (loss) before income taxes, net interest margin, total deposits, and the ratio of total equity to total assets, respectively.
Management uses these non-GAAP financial measures to assess the performance of Synovus’ core business and the strength of its capital position. Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist investors in evaluating Synovus’ operating results, financial strength and capitalization. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies. Pre-tax pre-credit costs income is a measure used by management to evaluate core operating results exclusive of credit costs as well as certain non-core expenses such as goodwill impairment charges, restructuring charges, and Visa litigation expense (recovery). Net interest margin excluding the impact of non-performing assets is a measure used by management to measure the net interest margin exclusive of the impact of non-performing assets and associated net interest charge-offs on the net interest margin. Core deposits is a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. The tangible common equity to tangible assets ratio is used by management and investment analysts to assess the strength of Synovus’ capital position.
The computations of pre-tax, pre-credit costs income; net interest margin excluding the impact of non-performing assets; core deposits; and the tangible common equity to tangible assets ratio, and the reconciliation of these measures to income loss before income taxes, net interest margin, total deposits, and the ratio of total equity to total assets are set forth in the tables below:
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)

	3Q09	2Q09	1Q09	4Q08	3Q08
Loss before income taxes	$(454,047)	(663,396)	(221,806)	(740,480)	(59,682)

Add: Provision for losses on loans	496,522	631,526	290,437	363,867	151,351
Add: Other credit costs (1)	109,739	176,308	54,277	78,691	45,266
Add: Goodwill impairment	—	—	—	442,730	9,887
Add: Restructuring charges	(413)	397	6,358	2,826	9,048
Add (Subtract): Visa litigation settlement expense (recovery)	(4,067)	—	—	(6,390)	6,347

Pre-tax, pre-credit costs income	$147,734	144,835	129,266	141,244	162,217

Total deposits	$28,054,191	27,423,814	27,947,986	28,617,179	27,848,863
Less: National market brokered deposits	(5,639,336)	(4,994,641)	(5,258,841)	(6,338,078)	(6,174,573)

Core deposits	$22,414,855	22,429,173	22,689,145	22,279,101	21,674,290

Post Office Box 120 / Columbus, GA 31902
www.synovus.com

Reconciliation of Non-GAAP Financial Measures (continued)
(dollars in thousands)

	3Q09	2Q09	1Q09	4Q08	3Q08
Average earning assets (2)	$31,556,037	32,124,145	32,425,793	32,308,295	31,296,510

Net interest income (taxable equivalent)	$255,850	257,827	244,420	259,437	268,975
Add: Negative impact of non-performing assets on net interest income (3)	32,951	31,911	26,429	22,745	18,716

Net interest income (taxable equivalent) excluding the negative impact of non-performing assets	$288,801	289,738	270,849	282,182	287,691

Net interest margin	3.22%	3.23	3.05	3.20	3.42
Add: Negative impact of non-performing assets on net interest margin	0.42	0.39	0.33	0.27	0.24

Net interest margin excluding the negative impact of non-performing assets	3.64%	3.62	3.38	3.47	3.66

Total assets	$34,614,117	34,349,670	34,547,432	35,786,269	34,339,141
Less: Goodwill	(39,280)	(39,280)	(39,521)	(39,521)	(482,251)
Less: Other intangible assets	(17,775)	(18,914)	(20,064)	(21,266)	(23,579)

Tangible assets	$34,557,062	34,291,476	34,487,847	35,725,482	33,833,311

Total shareholders’ equity	$3,152,797	3,018,361	3,637,979	3,787,158	3,378,277
Less: Goodwill	(39,280)	(39,280)	(39,521)	(39,521)	(482,251)
Less: Other intangible assets	(17,775)	(18,914)	(20,064)	(21,266)	(23,579)
Less: Cumulative perpetual preferred stock	(926,014)	(923,855)	(921,728)	(919,635)	—

Tangible common equity	$2,169,728	2,036,312	2,656,666	2,806,736	2,872,447

Tangible common equity to tangible assets	6.28%	5.94	7.70	7.86	8.49

(1)	Other credit costs consist primarily of losses on ORE, reserve for unfunded commitments, and charges related to impaired loans held for sale.

(2)	Quarterly average balance

(3)	Represents pro forma interest income on non-performing loans at current commercial loan portfolio yield, carrying cost of ORE, and net interest charge-offs on loans recognized during the quarter.
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Post Office Box 120 / Columbus, GA 31902
www.synovus.com